EXHIBIT 99.1

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
April 18, 2011

PRESIDENTIAL REALTY ANNOUNCES SALE OF NOTE SECURED BY APARTMENT PROPERTIES

WHITE PLAINS, NY — April 18, 2011 — Presidential Realty Corporation (NYSE AMEX LLC: PDLB), a real estate investment trust, today announced that it had sold its nonrecourse loan in the outstanding principal amount of $12,075,000 (the “Consolidated Note”).  The Consolidated Note is secured by all of the ownership interests in entities owning nine apartment properties (1,056 apartment units) located in Virginia and 75% of the ownership interests in entities owning nine additional apartment properties (931 apartment units) located in Virginia and North Carolina, all of which entities are affiliated with The Lightstone Group (“Lightstone”).  The carrying value of the $12,075,000 Consolidated Note on the Company’s consolidated balance sheet at December 31, 2010 was $2,074,994.  After an eight-month, broad-based marketing effort, the Consolidated Note was sold to another affiliate of Lightstone for $5.5 million in cash.

As previously announced, on January 20, 2011, the Company’s plan of liquidation was approved by its stockholders.  The sale of the Consolidated Note is an important step in the Company’s liquidation process.  The Company intends to use a portion of the proceeds of the sale to fund its obligations under its pension plan and to satisfy other contractual obligations.  The Company continues to seek purchasers for its other assets as well as continuing to discuss strategic alternatives with third parties in an effort to maximize stockholder value.

For additional information on the Consolidated Note and related matters, please see our Annual Report on Form 10-K for the year ended December 31, 2010.

Forward Looking Statements
This release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements relate to our outlook or expectations for our assets, expenses, future financial or business performance, results of operations or financial condition, including: statements relating to the benefits and timing of the proposed liquidation; statements relating to the value of our assets; and statements preceded by, followed by or that include the words “will likely result,” “estimate,” “plan,” “assume,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “target” or similar expressions.  These forward-looking statements are necessarily estimates reflecting the Company’s best judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, include

•	our ability to implement the plan of liquidation;
•	the risk that the proceeds from the sale of our assets may be substantially below the Company’s estimates;
•	the risk that the proceeds from the sale of our assets may not be sufficient to satisfy our obligations to our current and future creditors;
•	our ability to enter into a strategic transaction in lieu of the continuing liquidation of the Company;
•	the risk of stockholder litigation against the plan of liquidation and other unforeseeable expenses related to the proposed liquidation;
•	disruption from the liquidation process making it more difficult to maintain relationships with customers or employees; and
•	our ability to continue as a REIT.

Except as required by law, Presidential assumes no obligation to update any forward-looking statements.

About Presidential Realty
Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number